EXHIBIT 99

News Release

Rowan Companies, Inc.
2800 Post Oak Boulevard, Suite 5450
   Houston, Texas 77056 (713) 621-7800
ROWAN REPORTS FIRST QUARTER 2008 OPERATING RESULTS

FOR IMMEDIATE RELEASE                                                                                                                                                      May 1, 2008

HOUSTON, TEXAS – For the three months ended March 31, 2008, Rowan Companies, Inc. (RDC – NYSE) generated net income of $98.6 million or 88¢ per share, compared to $86.4 million or 77¢ per share in the first quarter of 2007 and $138.5 million or $1.23 per share in the fourth quarter of 2007.  Revenues were $485.5 million in the first quarter of 2008, compared to $462.3 million in the first quarter of 2007 and $623.6 million in the fourth quarter of 2007.

The first quarter 2008 results included $5.4 million, or 4¢ per share, of gains on asset sales, compared to $24.1 million, or 14¢ per share, in the prior year period.  There were no significant asset sales in the fourth quarter of 2007.

Rowan’s offshore rig utilization was 91% during the first quarter of 2008, up from 84% in the first quarter of 2007 but down from 97% in the fourth quarter of 2007.  As previously reported, our utilization in the current quarter was adversely impacted by mobilization and shipyard time incurred in preparation for term contracts.  The Company’s average offshore day rate was $159,700 during the first quarter of 2008, up by $16,400 or 11% from the first quarter of 2007, but down by $4,600 or 3% from the fourth quarter of 2007.  Rowan’s land rig utilization was 89% during the first quarter of 2008, compared to 92% in the first quarter of 2007 and 94% in the fourth quarter of 2007.  The Company’s average land rig day rate was $23,200 during the first quarter of 2008, down by $700 or 3% from the first quarter of 2007, but up by $200 or 1% from the fourth quarter of 2007.

Rowan’s drilling operations generated revenues of $340.4 million during the first quarter of 2008, up by 18% from the first quarter of 2007 but down by 9% from the fourth quarter of 2007.  The Company’s income from drilling operations was $143.6 million or 42% of revenues during the first quarter of 2008, up by 14% from the first quarter of 2007, but down by 16% from the fourth quarter of 2007.  The Company’s current backlog of drilling contracts is estimated to be approximately $2.0 billion.

Rowan’s manufacturing operations generated external revenues of $145.1 million during the first quarter of 2008, down by 17% from the first quarter of 2007 and by 42% from the record fourth quarter of 2007.  The Company’s income from manufacturing operations was $4.1 million during the first quarter of 2008, down by 34% from the first quarter of 2007 and by 89% from the fourth quarter of 2007.

Danny McNease, Chairman and Chief Executive Officer, commented, “As we announced two weeks ago, our first quarter operating results were adversely affected by several timing events that we believe will have no impact on the long-term prospects for our drilling and manufacturing businesses.  Our strategic redeployment of assets is continuing, and Rowan’s drilling operations are more geographically diversified than ever before.  Our backlog of revenues is growing in both our manufacturing and drilling businesses, and 80% of Rowan’s drilling backlog is from areas outside the United States.  Our newbuild program is proceeding, with the Rowan offshore fleet set to increase by more than 40% over the next three years.”

Rowan Companies, Inc. is a major provider of international and domestic contract drilling services.  The Company also owns and operates a manufacturing division that produces equipment for the drilling, mining and timber industries.  The Company’s stock is traded on the New York Stock Exchange.  Common Stock trading symbol: RDC.  Contact: William C. Provine, Vice-President – Investor Relations, 713-960-7575.  Website: www.rowancompanies.com

This report contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements as to the expectations, beliefs and future expected financial performance of the Company that are based on current expectations and are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected by the Company.  Among the factors that could cause actual results to differ materially include oil and natural gas prices, the level of offshore expenditures by energy companies, energy demand, the general economy, including inflation, weather conditions in the Company’s principal operating areas and environmental and other laws and regulations.  Other relevant factors have been disclosed in the Company’s filings with the U.S. Securities and Exchange Commission.

ROWAN COMPANIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited (In Millions)

	MARCH 31
	2008	2007
ASSETS

Cash and cash equivalents	$288.9	$420.2
Accounts receivable	438.4	371.8
Inventories	512.5	394.6
Other current assets	66.1	71.0
Total current assets	1,305.9	1,257.6
Restricted cash	-	50.0
Property, plant and equipment - net	2,627.0	2,191.7
Other assets	33.6	55.3
TOTAL	$3,966.5	$3,554.6

LIABILITIES AND STOCKHOLDERS' EQUITY

Current maturities of long-term debt	$64.9	$64.9
Accounts payable	103.8	124.7
Other current liabilities	324.2	341.2
Total current liabilities	492.9	530.8
Long-term debt	401.8	466.7
Other liabilities	618.3	607.1
Stockholders' equity	2,453.5	1,950.0
TOTAL	$3,966.5	$3,554.6

ROWAN COMPANIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited (In Millions Except Per Share Amounts)

	THREE MONTHS
	ENDED MARCH 31
	2008	2007

REVENUES	$485.5	$462.3

COSTS AND EXPENSES:
Operations (excluding items shown below)	282.7	304.4
Depreciation and amortization	33.1	27.6
Selling, general and administrative	27.4	22.4
Gain on sale of property and equipment	(5.4)	(24.1)
Total	337.8	330.3
INCOME FROM OPERATIONS	147.7	132.0
Net interest and other income	2.7	0.6
INCOME BEFORE INCOME TAXES	150.4	132.6
Provision for income taxes	51.8	46.2
NET INCOME	$98.6	$86.4

NET INCOME PER DILUTED SHARE	$0.88	$0.77

AVERAGE DILUTED SHARES	112.6	111.5

ROWAN COMPANIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Unaudited (In Millions)

	THREE MONTHS
	ENDED MARCH 31
	2008	2007
CASH PROVIDED BY (USED IN):
Operations:
Net income	$98.6	$86.4
Adjustments to reconcile net income to net cash provided by (used in) operations:
Depreciation and amortization	33.1	27.6
Deferred income taxes	9.5	10.5
Gain on sale of assets	(5.4)	(24.1)
Other - net	9.8	9.4
Net changes in current assets and liabilities	(28.9)	1.2
Net changes in other noncurrent assets and liabilities	(8.1)	19.3
Net cash provided by operations	108.6	130.3

Investing activities:
Property, plant and equipment additions	(156.2)	(69.4)
Decrease in Restricted cash balance	50.0	106.1
Proceeds from disposals of property, plant and equipment	16.7	24.2
Net cash provided by (used in) investing activities	(89.5)	60.9

Financing activities:
Repayments of borrowings	(18.7)	(18.7)
Payment of cash dividends	(11.1)	(11.0)
Proceeds from equity compensation plans and other	15.1	0.7
Net cash used in financing activities	(14.7)	(29.0)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	4.4	162.2
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	284.5	258.0
CASH AND CASH EQUIVALENTS, END OF PERIOD	$288.9	$420.2

SUPPLEMENTAL DRILLING INFORMATION
Unaudited (dollars in millions, except where otherwise indicated )

	THREE MONTHS ENDED
	March 31, 2008				December 31, 2007		March 31, 2007
	$ (a)	Eliminations	$ (b)	% Revenues	$	% Revenues	$	% Revenues

DRILLING OPERATIONS:
Revenues	$ 340.4		$ 340.4	100	$ 372.4	100	$ 288.3	100
Operating costs (excluding items shown below)	(157.1)	$ 0.6	(156.5)	(46)	(154.6)	(42)	(146.8)	(51)
Depreciation and amortization expense	(29.2)		(29.2)	(9)	(27.1)	(7)	(24.1)	(8)
Selling, general and administrative expenses (c)	(16.5)		(16.5)	(5)	(20.8)	(6)	(15.7)	(5)
Gain on sale of property and equipment	5.4		5.4	2	0.7	0	24.1	8
Income from operations	$ 143.0	$ 0.6	$ 143.6	42	$ 170.6	46	$ 125.8	44
EBITDA	$ 166.8	$ 0.6	$ 167.4	49	$ 197.0	53	$ 125.8	44

OFFSHORE RIG DAYS:
Operating			1,745		1,868		1,587
Available			1,911		1,932		1,890
Utilization			91%		97%		84%

LAND RIG DAYS:
Operating			2,358		2,444		2,154
Available			2,639		2,596		2,352
Utilization			89%		94%		92%

AVERAGE DAY RATES (in thousands):
Gulf of Mexico rigs			$ 114.1		$ 133.3		$ 127.7
Middle East rigs			151.7		152.7		132.4
North Sea rigs			243.8		257.9		213.4
All offshore rigs			159.7		164.3		143.3
Land rigs			23.2		23.0		23.9

(a) Amounts include effects of intercompany transactions between drilling and manufacturing operations.
(b) Amounts exclude effects of intercompany transactions.
(c) Amounts include corporate SG&A costs that are allocated between operating segments.
(d) EBITDA (earnings before interest, taxes, depreciation and amortization) is a non-GAAP financial measure that we believe is relevant to our stockholders. We measure EBITDA as operating income plus depreciation less gain on sale.

ROWAN COMPANIES, INC.
SUPPLEMENTAL MANUFACTURING INFORMATION
Unaudited (dollars in millions)

	THREE MONTHS ENDED
	March 31, 2008					December 31, 2007		March 31, 2007
	$ (a)	% Revenues	Eliminations	$ (b)	% Revenues	$	% Revenues	$	% Revenues

MANUFACTURING OPERATIONS:
Revenues	$ 224.1	100	$ (79.0)	$ 145.1	100	$ 251.2	100	$ 174.0	100
Operating costs (excluding items shown below)	(192.2)	(86)	66.0	(126.2)	(87)	(201.2)	(80)	(157.6)	(91)
Depreciation and amortization expense	(3.9)	(2)		(3.9)	(3)	(5.4)	(2)	(3.5)	(2)
Selling, general and administrative expenses (c)	(10.9)	(5)		(10.9)	(8)	(6.3)	(3)	(6.7)	(4)
Gain (loss) on sale of property and equipment	-	-		-	-	-	-	-	-
Income from operations	$ 17.1	8	$ (13.0)	$ 4.1	3	$ 38.3	15	$ 6.2	4
EBITDA	$ 21.0	9	$ (13.0)	$ 8.0	6	$ 43.7	17	$ 9.7	6

REVENUES:
Drilling Products and Systems	$ 170.1	76	$ (79.0)	$ 91.1	63	$ 182.3	73	$ 120.1	69
Mining, Forestry and Steel Products	54.0	24		54.0	37	68.9	27	53.9	31
Total	$ 224.1	100	$ (79.0)	$ 145.1	100	$ 251.2	100	$ 174.0	100

MANUFACTURING BACKLOG:
Drilling Products and Systems				$ 366.7		$ 295.0		$ 427.2
Mining, Forestry and Steel Products				70.7		53.5		34.3
Total				$ 437.4		$ 348.5		$ 461.5

(a) Amounts include effects of intercompany transactions between manufacturing and drilling operations.
(b) Amounts exclude effects of intercompany transactions.
(c) Amounts include corporate SG&A costs that are allocated between operating segments.
(d) EBITDA (earnings before interest, taxes, depreciation and amortization) is a non-GAAP financial measure that we believe is relevant to our stockholders. We measure EBITDA as operating income plus depreciation less gain on sale.